Exhibit 99.2

Ares Commercial Real Estate Corporation Appoints Todd Schuster as Co-
Chief Executive Officer

ACRE Director and Former CEO of CW Financial Services to Join John Bartling as Co-CEO

CHICAGO, IL — May 15, 2013 — Ares Commercial Real Estate Corporation (NYSE: ACRE) announced today that its Board of Directors has appointed one of its directors, Todd Schuster, to join John Bartling, Jr., as Co-Chief Executive Officer of ACRE effective June 1, 2013.  Mr. Bartling also serves as Global Head of Ares Real Estate Group.  In addition, Mr. Schuster has been named a Senior Partner in the Real Estate Group of Ares Management LLC.

Previously, Mr. Schuster was the Founder, Chief Executive Officer and a member of the Board of Directors of CW Financial Services, serving from its inception in 1991 until 2009.  In September 2002, Mr. Schuster led the merger of CW Financial Services with a subsidiary of the Caisse de Depot et Placement du Quebec, one of Canada’s largest pension fund managers.  CW Financial Services operated primarily through three subsidiaries:

•                 CWCapital (now part of Walker & Dunlop, Inc., NYSE: WD), which provided financing to owners of multi-family and commercial real estate

•                 CWCapital Investments, which provided high yielding commercial real estate debt opportunities to institutional investors

•                 CWCapital Asset Management (now owned by Fortress Investment Group, NYSE: FIG), the nation’s second largest special servicer

Prior to CW Financial Services, Mr. Schuster was employed by Salomon Brothers and Bankers Trust in their respective Commercial Mortgage Finance units. In addition, Mr. Schuster is currently a board member of an affiliate of EF&A Funding, L.L.C. d/b/a Alliant Capital LLC, a national multi-family mortgage loan origination and servicing company, which ACRE has separately announced it has agreed to acquire, subject to the satisfaction of certain conditions.

“We are very pleased to have Todd join us as Co-Chief Executive Officer. He brings a wealth of experience in building a large and diversified real estate platform and has been able to set strategic direction for several organizations,” said Mr. Bartling.  “He has significantly contributed to ACRE as an outside board member, and we asked him to join us to make the most use of his expertise and experience as we expand the platform both organically and through acquisitions.”

“Bringing Todd on as Co-Chief Executive Officer enhances our already strong leadership and executive team at ACRE,” said Michael Arougheti, Chairman of the Board of Ares Commercial Real Estate Corporation.  “We are very fortunate to bring on such a demonstrated leader who is passionate about the growth and success of ACRE.”

“ACRE is a tremendous platform with exceptional and committed sponsorship and a dynamic Board of Directors. I am honored by the Board’s decision to bring me on as Co-CEO and I look forward to working closely with Mike and John as we continue to build ACRE into a market leader in the commercial real estate finance industry,” added Mr. Schuster.

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle market borrowers.  Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $59 billion in committed capital under management as of March 31, 2013.  For more information, please visit ACRE’s website at arescre.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Contact:

Ares Commercial Real Estate Corporation
Carl Drake

(888) 818-5298

cdrake@aresmgmt.com